OFFICE OF THE SECRETARY OF STATE

STATE OF OKLAHOMA

AMENDED
CERTIFICATE OF INCORPORATION

WHEREAS, *the Amended Certificate of Incorporation of*

OLD GLORY BANK

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

NOW THEREFORE, I, *the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.*

IN TESTIMONY WHEREOF, I *hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.*

GREAT SEAL OF THE STATE OF OKLAHOMA 1907

Filed in the city of Oklahoma City this 30th day of November, 2022.

Brian Bingman

Secretary of State

11/30/2022 03:46 PM
OKLAHOMA SECRETARY OF STATE
FILED - Oklahoma Secretary of State #1100057749 11/30/2022
SOS
57428370003

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF FIRST STATE BANK, ELMORE, CITY, OKLAHOMA

[Oklahoma *Banking Corporation - After receipt of payment for stock]*

The undersigned Oklahoma banking corporation, First State Bank, Elmore City, Oklahoma ("Bank"), for the purpose of amending its Certificate of Incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, and Section 406 of the Oklahoma Banking Code,

DOES HEREBY CERTIFY:

FIRST: That the Bank's board of directors pursuant to the Oklahoma Banking Code and the Oklahoma General Corporation Act, duly adopted its resolution setting forth a proposed amendment and declaring the advisability and approval of the Certificate of Incorporation of the Bank as currently set forth and on file with the Secretary of State by amending its Article FIRST, as follows:

A. The name of the banking corporation: First State Bank

B. **AS AMENDED** - The name of the banking corporation: Old Glory Bank.

No other or additional amendments are hereby made to the Bank's Certificate of Incorporation on file with the Secretary of State.

SECOND: That said amendment was thereafter adopted by a majority of the shareholders of the Bank pursuant to written consent in accordance with the Oklahoma Banking Code and the Oklahoma General Corporation Act.

IN WITNESS WHEREOF, the Bank has caused this certificate to be signed by its President and Chief Executive Officer and attested by its corporate officer below November 17, 2022.

BY: [signature]
J. Clay Christensen, President & CEO

ATTEST:
[signature]

[Approval of Bank Commissioner Appears on Following Page]

RECEIVED
NOV 30 2022
OKLAHOMA SECRETARY OF STATE

APPROVAL OF BANK COMMISSIONER

I HEREBY CERTIFY that the foregoing Certificate of Amendment of Certificate of Incorporation of First State Bank, chartered in Elmore City, Oklahoma, now to be known as Old Glory Bank, has been approved by the Oklahoma Bank Commissioner.

Witness my hand and official seal this 21st day of November, 2022, at Oklahoma City, Oklahoma.

Oklahoma Bank Commissioner

Mick Thompson, Commissioner